SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  March 11, 2003


                            JAGUAR INVESTMENTS, INC.
                          ---------------------------
             (Exact name of registrant as specified in its charter)



         Nevada                      0-25753                87-0449667
-----------------------            -------------       --------------------
(State or other jurisdiction      (Commission  File        (IRS  Employer
 or  incorporation)                   Number)            Identification  No.)



            10400 Griffin Road, #101, Fort Lauderdale, Florida 33328
            --------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's  telephone  number,  including  area  code   (954)680-6608
                                                          -------------


               545 8th Avenue, Suite 401, New York, New York 10018
               ---------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 1.     CHANGE OF CONTROL OF REGISTRANT.
            -------------------------------

      On March 11, 2003, Jaguar Investments, Inc. ("Jaguar") and its wholly-owned subsidiary Jag2 Corporation, a Delaware corporation ("Merger Sub") consummated an agreement and plan of merger (the "Merger Agreement") with Freight Rate, Inc. d/b/a Power2Ship, a Delaware company ("P2S"). Pursuant to the Merger Agreement, Merger Sub was merged with and into P2S and P2S survived as Jaguar's wholly-owned subsidiary corporation. At the effective time of the merger, the P2S common, preferred, warrant and option holders exchanged their securities for an aggregate of (i) 29,768,523 shares of Jaguar Common Stock, options and warrants to purchase shares of Jaguar Common Stock (12,051,448 shares of which will be issued initially, with the remaining 17,717,075 shares underlying the options and warrants), (ii) 100,000 shares of Series X Preferred Stock and (iii) 87,000 shares of Series Y Preferred Stock. The Series Y Preferred Stock has 200 votes per share and has the right to vote with the common shareholders in all matters, and is convertible into 231,477 shares of Jaguar Common Stock at the holder's option. The Series X Preferred Stock is required to be converted on March 11, 2004 into as many as an additional 85,740,000 shares of common stock based upon the degree to which a one-year funding schedule of up to $2.5 million is met. In the event that the entire $2.5 million of funding is consummated, the Series X Preferred Stock will be cancelled.

     The summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement which is filed as an exhibit to this 8-K.

     On the closing of the Merger Agreement, P2S' chairman and chief executive officer, Richard Hersh, joined Jaguar's Board of Directors and was appointed Chairman and Chief Executive Officer. Douglas Gass remained as a director of Jaguar and, until his resignation on March 19, 2003, was Jaguar's President.

     P2S is an application service provider (ASP) that offers a highly accessible, user-friendly information and communication system for the truckload freight industry. This system, known as the P2S MOBILEMARKET(TM), includes an online site for collecting, consolidating, processing and presenting real-time transportation-related data that is valuable to the logistics departments of shippers and motor carriers. This information helps these shippers and carriers to operate more efficiently by enabling them to (i) minimize excess transportation capacity of motor carriers, (ii) execute freight transactions online and (iii) easily track the movement of their loads and/or transportation assets online. Current customers include shippers such as The Great Atlantic & Pacific Tea Company, a major supermarket company, and Tire Kingdom, a subsidiary of TBC Corp., as well as numerous motor carriers.

ITEM 2.     ACQUISITION AND DISPOSITION OF ASSETS.
            -------------------------------------

     Simultaneous with the merger, Jaguar entered into a Stock Purchase Agreement to sell 95% or 369,445 shares of the common stock of Premier Sports Media Entertainment Group, Jaguar's wholly-owned subsidiary in consideration for forgiveness or assumption of all of Jaguar's liabilities as of closing this transaction. The summary of the Stock Purchase Agreement is qualified by reference to the complete text of the Stock Purchase Agreement which is filed as an exhibit to this 8-K.

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ITEM  7.     FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION ANDEXHIBITS.
             ------------------------------------------------------------------

     (a)     Financial Statements of business be Required.  The financial
             -------------------------------------------
statements of the business acquired shall be filed by amendment within the appropriate time period after the date a report on Form 8-K must be filed.

     (b)     Pro Forma Financial Information.  The pro forma financial
             -------------------------------
information shall be filed by amendment within the appropriate time period after the date a report on Form 8-K must be filed.

     (c)     Exhibits.
             --------

               2.0 Merger Agreement dated March 10, 2003 between Jaguar, Merger Sub, and Freight Rate, Inc.

               2.1 Stock Purchase Agreement dated March 10, 2003 between Jaguar and The D.A.R. Group, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JAGUAR INVESTMENTS, INC.


                              By:/s/ Richard Hersh
                                 -----------------
                              Name:  Richard Hersh
                              Title:  Chief Executive Officer


Dated:  March 11, 2003

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